UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004 (September 1, 2004)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

        Registrant’s telephone number, including area code: (615) 665-1122

        (Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Signature

Item 1.01 Entry into a Material Definitive Agreement.

      Effective September 1, 2004, the Board of Directors revised the total compensation arrangement for directors. Directors who are not officers or employees of the Company ("Outside Directors") who attend special education meetings focused on expanding their understanding of matters affecting the Company's business will receive $3,000 for each education meeting attended in person, provided the meeting has a duration of at least three hours.

       Outside Directors are also compensated for committee meetings, provided the duration of the meeting exceeds one hour, as follows: $2,500 ($4,500 for the Chair) for attendance of Audit Committee meetings; $2,000 ($4,000 for the Chair) for attendance of Compensation Committee meetings; and $2,000 ($4,000 for the Chair) for attendance of Nominating and Corporate Governance Committee meetings. In addition, Outside Directors receive $20,000 annual cash compensation paid on a monthly basis.

      In addition, pursuant to the terms of the Company's 1996 Stock Incentive Plan, as amended, Outside Directors who have served as directors of the Company for at least 12 months receive an option to purchase up to 5,000 shares at fair market value on the date of each Annual Meeting of Stockholders. On the date of his or her initial election to the Board, each Outside Director receives an option to purchase up to 15,000 shares at fair market value on the date of grant.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: December 9, 2004